SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[X]      Definititive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                      Transnational Financial Network, Inc.
                     --------------------------------------
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Acts Rules 14a-(6)(i)(1) and 0-11.

     1.  Title of each class of securities to which transaction applies.

     2.  Aggregate number of securities to which transaction applied:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.  Proposed maximum aggregate value of transaction:

     5.  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-12(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid.

     2.  Form, Schedule or Registration Statement No.:

     3.  Filing Party:

     4.  Date Filed:

                      TRANSNATIONAL FINANCIAL NETWORK, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held October 27, 2006

To the Stockholders of Transnational Financial Corporation:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Transnational Financial Corporation (the "Company"), a California corporation, will be held on Friday, October 27, 2006, beginning at 11:00 a.m., San Francisco time, at 401 Taraval Street, San Francisco, CA 94116 for the following purposes:

      1. To elect seven directors to serve until the next Annual Meeting of Stockholders of the Company or until their respective successors are elected and qualified;

      2. To ratify the appointment of Bedinger and Company as the Company's independent auditors; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed September 8, 2006 as the record date for the determination of the stockholders entitled to notice of, and to vote at, this meeting. The list of stockholders entitled to vote will be available for examination by any stockholder at the Company's executive offices at 401 Taraval Street, San Francisco, CA 94116 for ten days prior to October 27, 2006.

      You are cordially invited to attend the meeting in person, if possible. If you do not expect to be present in person, please sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. The proxy must be signed by all registered holders exactly as the stock is registered. It will assist us in preparing for the meeting if you will return your signed proxies promptly regardless of whether you expect to attend in person or have many or few shares.



                       BY ORDER OF THE BOARD OF DIRECTORS



      San Francisco, CA

      September 13, 2006


------------------------------------------------------------------------------
                                    IMPORTANT

      As a stockholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this Annual Meeting of Stockholders in person.
                   It is important that your shares be voted.

------------------------------------------------------------------------------

                      TRANSNATIONAL FINANCIAL NETWORK, INC.

                   401 Taraval Street, San Francisco, CA 94116

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held October 27, 2006


      This Proxy Statement is furnished to stockholders of Transnational Financial Network, Inc., a California corporation (the "Company"), in connection with the solicitation by order of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m. on October 27, 2006, and is being mailed with proxies to such stockholders on or about September 13, 2006. The meeting will be held at the Company's executive offices, 401 Taraval Street, San Francisco, CA 94116. Proxies in the form enclosed, properly executed by stockholders and returned to the Company, which are not revoked, will be voted at the meeting. The proxy may be revoked at any time before it is voted.

      The 2006 Annual Report of the Company covering the fiscal year ended April 30, 2006, is being mailed herewith to stockholders. It does not form any part of the material for the solicitation of proxies.

                            Outstanding Capital Stock

      The record date for stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders was the close business on September 8, 2006. At the close of business on that date the Company had issued, outstanding and entitled to vote at the meeting 6,838,160 shares of Common Stock (the "Common Stock").

                                Quorum And Voting

      The presence, in person or by proxy, of the holders of a majority of the total combined voting power of the outstanding capital stock of the Company is necessary to constitute a quorum at the Annual Meeting of Stockholders. In deciding all questions, a holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share in the stockholder's name on the record date. At the record date, the total number of votes which could be cast by all holders of capital stock of the Company was 6,838,160.

                        Action to Be Taken at The Meeting

      The accompanying proxy, unless the stockholder specifies otherwise therein, will be voted (i) FOR the election as directors of the Company the persons named under the caption "Election of Directors"; (ii) FOR the ratification of the appointment of Bedinger and Company; as the Company's independent auditors for the fiscal year ending April 30, 2007; and (iii) in the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournment thereof.

      In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. The ratification of the appointment of Bedinger and Company as the Company's independent auditors requires a plurality of the votes cast at the meeting. (see "Quorum and Voting").

      When the giver of the proxy has appropriately specified how the proxy is to be voted, it will be voted accordingly. Your attention is directed to the accompanying proxy which provides a method for stockholders to withhold authority to vote for one or more nominees for director and to vote against or to abstain from voting on the other matters offered for approval. If any other matter or business is brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the share subject to the proxy, but management does not know of any such other matter or business.

      Should any nominee named herein for the office of director become unable or unwilling to accept nomination or election, the person or persons acting under the proxy will vote for the election in his place of such other person, if any, as management may recommend; however, management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. Each nominee has expressed to management his intention that, if elected, he will serve the entire term for which his election is sought.

                      Committees of the Board of Directors

      The Company's Board of Directors has established three active committees, the Audit Committee, the Compensation Committee and the Primary Committee.

      The duties of the Audit Committee are to recommend to the entire Board of Directors the selection of independent certified public accountants to perform an audit of the financial statements of the Company, to review the activities and report of the independent certified public accountants, and to report the results of such review to the entire Board of Directors. The Audit Committee also monitors the internal controls of the Company. The Audit Committee is composed of Messrs. Gaskins, Forrester and Garrigues. Mr. Gaskins is Chairman of the Audit Committee, and Mr. Forrester is the Vice-Chairman. In accordance with the provisions of the Sarbanes-Oxley Act, Mr. Gaskins and Mr. Garrigues are financial experts of the Audit Committee. For fiscal 2006, Messrs. Gaskins, Forrester and Garrigues were independent as specified in Section 121 of the American Stock Exchange Company Guide.

      The duties of the Compensation Committee are to review, and make changes as it deems appropriate, to the compensation levels, forms and structures of the senior management of the Company. The Compensation Committee is composed of all of the outside directors.

      The Board of Directors has designated Mr. Gaskins as the Audit Committee's financial expert.

      The Board of Directors has adopted a written charter for the Audit Committee. Messrs. Gaskins and Forrester are independent as defined in Section 121(A) of the American Stock Exchange's Company Guide. Mr. Garrigues will be deemed independent after his appointment to the Audit Committee at the annual meeting on October 27, 2006. The audit committee met four times in fiscal 2006.

      The Audit Committee's report is set forth in Appendix A hereto.

      The duties of the Primary Committee relate to administration of the 2000 Stock Incentive Plan, and are set forth under the caption 2000 Stock Incentive Plan. The Primary Committee is composed of Messrs. Gaskins and Rotzang.

      The entire Board of Directors acts as the Nominating Committee and each director participates in the consideration of director nominees. The Nominating Committee meets the independence requirements of the American Stock Exchange. The Nominating Committee does not have a charter.

      Stockholders wishing to submit the name of a candidate for the Board of Directors should submit the recommendation, along with the candidate's biographical information, to the Secretary of the Company at 401 Taraval Street, San Francisco, CA, 94116. Other than this submission requirement, there are no differences in the manner in which the Nominating Committee evaluates a stockholder recommended director nominee. Potential nominees are identified by the Board of Directors based on the criteria, skills and qualifications that have been recognized by the Nominating Committee. Once a potential nominee for director has been identified, including those candidates submitted by stockholders, the Nominating Committee determines whether to conduct a full evaluation of the candidate. This determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors. If it is determined that additional consideration is warranted, the Nominating Committee will then evaluate the potential nominee against the qualifications and skills it believes are necessary for directors to possess, including: (i) independence in accordance with the American Stock Exchange standards; (ii) high personal and professional ethics, integrity, and mature judgment; (iii) business experience that is useful to the Company and complementary to the background and experience of the other directors; (iv) a commitment to serve and the ability to devote the required amount of time to carry out the duties and responsibilities of a director; and (v) other relevant factors as the Nominating Committee may determine.

      Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the Company, at 401 Taraval Street, San Francisco, CA 94116. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular directors. The Secretary will forward the correspondence to the Board of Directors who may review the correspondence in their next meeting. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee.

                              Director Compensation

      The following table sets forth certain information regarding compensation of directors (other than the previously named executive officers) paid for services for the year ended April 30, 2006:

                              DIRECTOR REMUNERATION

                                                               Annual                   Consulting
                                                              Retainer       Meeting    Fees/Other
                                           Name                 Fees          Fees         Fees
                                   -------------------        ---------    ---------   -----------

                                   Robert A. Forrester          $36,000       $1,000
                                   Alex Rotzang                  12,000          -          -
                                   J. Peter Gaskins              42,000        2,500        -
                                   Paul Garrigues                12,000        1,000        -


      Non-employee directors of the Company receive $1,000 per month for each month the director serves. The director receives an additional $500 for each meeting attended in person, and related travel expenses. Effective November 2002, the Chairman and Vice-Chairman of the audit committee receive an additional $2,500 and $2,000, respectively, for each month served. Each non-employee director receives options to purchase 15,000 shares of Common Stock upon the their appointment to serve as a director and options to purchase an additional 5,000 shares of Common Stock annually upon appointment to serve as a director for the ensuing year provided the individual has been a member of the board of directors for a minimum of five months. Members of the audit committee receive an option for an additional 3,000 shares of Common Stock upon the individual's appointment to the audit committee. The exercise price for the options is the closing price of the Company's Common Stock on the date of the grant. All options may be exercised immediately, but unvested shares/options are subject to repurchase at the exercise price by the Company. The Company's right to repurchase the options with respect to those granted annually ceases with respect to half of the options six months after the date of the grant and, with respect to the balance of the options, after one year. With respect to the options granted a director upon becoming a director, the Company's right to repurchase any options decreases every six months after the date of the original grant with respect to one sixth of such shares.

      In fiscal 2006 the Company's Board of Directors met seven times.

                              Election of Directors

      Directors of California corporations are to be elected at the meeting to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. It is intended that the shares, subject to the proxies solicited hereby, will be voted for the following nominees, whose age and position with the Company is indicated in the table, for director, unless otherwise specified on the proxy. The following table sets forth certain information regarding the Company's directors and executive officers:
                                        3

                            NOMINATIONS FOR DIRECTORS

          Name                     Age    Position
          Joseph Kristul           58     Chief Executive Officer/Director
          Maria Kristul            58     President, Director
          Robert A. Forrester      62     Director
          Alex Rotzang             62     Director
          J. Peter Gaskins         58     Director
          Paul Garrigues           50     Director
          Dennis Orsi              58     Director

      Joseph Kristul co-founded the Company in 1985, has been a director and officer since that time and has been responsible for the Company's overall management since the Company's inception. At present, Mr. Kristul manages the Company on an overall basis and directly oversees secondary marketing, finance, corporate marketing, investor relations and strategic corporate planning. Beginning in 1995 Mr. Kristul created the Company's wholesale division, developing the Company's base of brokers, which delivers loan product, and implemented systems and controls to manage the quality of the product delivered by brokers. Mr. Kristul graduated with a Master of Science in Applied Mathematics and Mechanics from the Odessa Physics and Technology University, in Odessa, Russia, in 1971.

      Maria Kristul co-founded the Company in 1985, has been a director and officer since 1991, and has been responsible for the Company's retail division since the Company's inception. The Company's wholesale and retail sales and operations divisions report to Ms. Kristul, as does broker relations. Certain corporate administrative functions such as Human Resources also report to her. Ms. Kristul graduated with a Master of Science in Food Processing Mechanics from the Odessa Physics and Technology University, in Odessa, Russia, in 1971.

      Joseph and Maria Kristul are husband and wife.

      Robert A. Forrester became a director of the Company in March 1999 and provides legal counsel to the Company. Mr. Forrester is an attorney and has practiced in his own firm since April 1989. Mr. Forrester is a member of the State Bars of Texas and California. He received a Bachelors Degree in Mathematics from San Francisco State University and a Juris Doctorate Degree from the University of Santa Clara.

      Alex Rotzang became a director in August 1999. He is Chairman of NoreX Petroleum Limited, an international oil and gas company based in Cyprus and Calgary, Canada. Mr. Rotzang formed NoreX Petroleum Limited in 1994 and has 25 years experience in the oil and gas industry. Mr. Rotzang graduated with a Master of Science in Applied Mathematics and Mechanics from the Odessa Physics and Technology University, in Odessa, Russia, in 1971.

      J. Peter Gaskins became a director of the Company in January 2000. He has over 30 years experience in capital management and investment banking and is presently a strategic and financial consultant to private and small publicly held companies. He provides private investment banking and consulting services through Clarion Associates, Inc., a firm he founded in 1991. Prior to 1991 he was Chief Executive Officer and President of NatWest Securities USA, the United States institutional stock brokerage business for National Westminster, Britain's largest commercial bank. Mr. Gaskins is an honors graduate in statistics from Harvard College and received a Masters in Business Administration from Harvard University.

      Paul R. Garrigues became a director of the Company on September 25, 2002, after he resigned his position as Chief Financial Officer. Mr. Garrigues received his Bachelors of Science Degree in Accountancy from the University of Southern California. He is a CPA who spent the first four years of his career with Deloitte & Touche, LLP. Mr. Garrigues has nearly 20 years experience in senior financial management positions in the financial services and real estate development industries. In 1999 he was the Chief Financial Officer of Aurora Loan Services; from 2000 to 2001 he was the Chief Financial Officer of Valley Construction & Development, which in 2002 filed for protection under Chapter 7 of the United States Bankruptcy Code, and during 2002 he served as the Chief Financial Officer of Fremont Bank and then the Company. From October 2002 until January 2005 he served as the Chief Accounting Officer of Virtualbank, a Florida based Federal Savings Bank. In February 2005 Mr. Garrigues was appointed Senior Vice President and Chief Financial Officer of Big Lake National Bank and upon Big Lake's acquisition by Seacoast National Bank in June 2006, was appointed Senior Vice President of Secondary Marketing of Seacoast.

      Mr. Dennis R. Orsi, J.D. CPA was named as a director in July 2006 and is currently President of Sunshine Art Studios, Inc., a greeting card manufacturer controlled by Mr. Orsi and his family and has been either its Chief Operating Officer or President since 1999. Before joining Sunshine, he spent several years as a merger and acquisition finance executive for Pulte Corp., national home builder. He has also served as Senior Vice President and Treasurer of Ensign Bank, a $2 billion New York Savings bank and spent more than ten years in the New York Corporate Finance Departments of Kidder Peabody and Nippon Credit Bank's U.S. Investment and Merchant Banking subsidiary Eastbridge Capital and Asset Management as Senior Vice President and co-head of Corporate Finance. He is a director and Chairman of the Board of Directors of Safeguard Security Holdings, Inc. He received his J.D. at St. John's University and his B.S. in Finance at Syracuse University.

      THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE SHARES REPRESENTED AND VOTING IS REQUIRED TO ELECT A DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE INDIVIDUALS NAMED ABOVE. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

                       Appointment of Independent Auditors

      Based upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of Bedinger and Company as independent auditors of the Company for the fiscal year ending April 30, 2005, upon approval by a majority of the stockholders present in person or represented by proxy at the Annual Meeting of Stockholders. Bedinger and Company has served as the Company's independent auditors since the fiscal year ending April 30, 2006. A representative of that firm is expected to be present at the Annual Meeting of Stockholders. Said representative will be available to answer questions and will be afforded an opportunity to make a statement if he or she so desires.

      On April 17, 2006, dismissed Burr, Pilger & Mayer, LLP ("BPM") as our independent auditor. Accordingly, the Company simultaneously appointed Bedinger & Company. as its independent auditors.

      Management represents as follows:

         (a) BPM's reports contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles for the last two fiscal years or any later interim period through the date hereof.

         (b) The decision to change accountants from BPM to Bedinger & Company was approved by the Company's Board of Directors.

         (c) During the registrant's two most recent fiscal years and the subsequent interim period through April 17, 2006, there were no disagreements with BPM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The registrant has authorized BPM to respond fully to the inquiries of the successor accountant.

         (d) Other than as set forth in paragraph (e) hereof, BPM expressed no disagreement or difference of opinion regarding any "reportable" event as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, including but not limited to:

                  (i) BPM did not advise the registrant that the internal controls necessary for the registrant to develop reliable financial statements do not exist;

                  (ii) BPM did not advise the registrant that information had come to BPM's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

                  (iii) BPM did not advise the registrant of the need to expand significantly the scope of its audit, or notify the registrant that information had come to BPM's attention that BPM has concluded will or that if further investigated may (A) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that might preclude it from rendering an unqualified audit report), or (B) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements, and due to the BPM's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, BPM did not so expand the scope of its audit or conduct such further investigation;

                  (iv) BPM did not advise the registrant that information had come to BPM's attention that it concluded materially impacted the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to BPM's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to BPM's replacement, or for any other reason, the issue was not resolved to BPM's satisfaction prior to its resignation.

         (e) As disclosed in a Form 8-K filing dated February 23, 2006, pursuant to internal management review, the Company's management, audit committee, and BPM concluded that parts of the Company's accounting for the fair value of financial instruments pursuant to SFAS 133 and SAB 105, which we adopted at the end of fiscal year 2004, were incorrect. There were two errors detected. First, there was an error in the underlying worksheets calculating the change in value of the Company's locked pipeline of mortgage loan commitments to borrowers. This error resulted in a reversal of the sign of the change in value the Locked Pipeline. Second, we did not properly account for the derivative value of the Best Efforts loan locks we secure with secondary market investors upon making loan commitments to borrowers.

         These matters affected the Company's Annual Report on Form 10-KSB for the years ended April 30, 2004 and 2005 and the Company's Quarterly Reports on Form 10-QSB for the quarters ended July 31, October 31, 2004 and 2005 and the Company's Quarterly Report on Form 10-QSB for the quarter ended January 31, 2005. These financial statements that are affected by these matters have now been amended and filed.

         (f) Prior to the dismissal, the Company did not consult with Bedinger & Company regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements and did not receive either written or oral advice that was a factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that is discussed herein.

Audit Fees

      For audit services rendered to the Company in fiscal 2006 and fiscal 2005, the Company paid BPM $71354 and $99,800, respectively, for audit services and for services related to filings with the Securities and Exchange Commission. The Company paid Bedinger & Company $49,672 for audit services in fiscal 2006.

Tax Fees

      For tax services, including tax compliance, tax advice and tax planning, the Company paid BPM approximately $12,000 in fiscal 2006 and approximately $13,500 in fiscal 2005. The Company paid Bedinger & Company $4,200 for tax services in fiscal 2006.

      THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IS REQUIRED TO APPROVE AND APPOINT THE AUDITORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF THE AUDITORS. ALL PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" THE APPROVAL OF THE AUDITORS.

                       Executive Officers and Compensation
      The following table sets forth certain information regarding the Company's executive officers.

     Name                Age  Position
     Joseph Kristul      58   Chief Executive Officer/Director
     Maria Kristul       58   President, Director
     Elena Logutova      32   Executive Vice President/
                              Director of Secondary Marketing
     Thomas E. Schott    45   Senior Vice President and Chief Financial Officer
     Walter Pajares      30   Senior Vice President of Mortgage Operations

      Biographical information regarding the Company's executive officers that are also directors are set forth under the caption "Election of Directors" on page 4.

      Elena Logutova, Executive Vice President and Director Secondary Marketing joined the Company in June 1999 and she is in charge of secondary marketing and operations of the business. Ms. Logutova was previously with American Marketing Systems. Ms. Logutova obtained a Master of Science in Finance from Golden Gate University.

      Thomas E. Schott, Senior Vice President and Chief Financial Officer, joined the Company in July 2005 after serving as Chief Financial Officer of Diablo Funding Group, Inc., a California based mortgage company. Prior to joining Diablo Funding Group, Inc. in 2004, he served as Vice President/Controller of Wausau Mortgage Corporation, a position he assumed in 1999. Mr. Schott received his Bachelor of Science degree in business administration with a concentration in accounting from California State University, Hayward.

      Walter Pajares, Vice President of Mortgage Operations, joined the company in February 2000 and oversees the day to day mortgage operations. Mr. Pajares was previously with The Money Store where he was a Senior Loan Processor and Senior Loan Closer. Prior to The Money Store, Mr. Pajares worked for the Navy Federal Credit Union in the post-closing department where he was in charge of insurance guaranty for Government loans and also quality assurance for conventional loans. Additionally, while at the Navy Federal Credit Union, he was involved in several projects with Fannie Mae Desktop Underwriting Pilot Program and Servicing projects. Mr. Pajares attended Northern Virginia Community College.

      The following table sets forth certain information concerning the compensation earned during the year ended April 30, 2006 by (a) the Company's Chief Executive Officer, President and Chief Financial Officer for whom disclosure is required:

                           SUMMARY COMPENSATION TABLE

                                                                                            Restricted  Securities
                                                                    Annual Compensation        Stock    Underlying
                                                                ------------------------
              Name and Principal Position       Fiscal Year        Salary     Bonus       Awards      Options
                                             ----------------   -----------  --------     ------      -------

              Joseph Kristul(1)                    2006           $229,744         -            -           -
              Chief Executive Officer              2005            200,000         -            -           -
                                                   2004            200,000         -            -           -

              Maria Kristul                        2006           $240,000         -            -           -
              President                            2005            240,000         -            -           -
                                                   2004            240,000         -            -           -

              Elena Logutova                       2006           $113,792   $21,807
              Executive Vice President             2005             96,667    22,287            -
                                                   2004             72,000    33,968

              Thomas Schott(2)                     2006           $118,538                 50,000
                Senior Vice President, CFO

              Walter Pajares                       2006            $93,030   $19,899
              Senior Vice President                2005             88,000    15,084            -
                                                   2004             72,000    29,324            -      25,000


(1) Subsequent to the close of fiscal 2006, the Board of Directors extended an option for Mr. Kristul to acquire 300,000 shares at $.73 per share for six months, until December 31, 2006. The fair market value of the shares on the date of the extension was $.35.

(2) Upon the appointment of Mr. Schott as the Company's Chief Financial Officer on February 7, 2006, he was awarded 50,000 shares of restricted stock which had a fair market value of $16,000 at the time of the grant. At the end of the last completed fiscal year, April 30, 2006, the fair market value of the shares was $19,000. These shares vest ratably at the rate of 1/36th of the grant per month beginning at March 1, 2007

      The following table sets forth certain information concerning grants of options to purchase shares of Common Stock of the Company made during the last completed fiscal year to the executive officers named in the Summary Compensation Table.

                          EXECUTIVE STOCK OPTION GRANTS
                           (YEAR ENDED APRIL 30, 2006)

                                  Number of          Percent of Total          Weighted
                                 Securities         Options Granted To          Average
                                 Underlying            Employees In            Per Share       Expiration
                Name           Options Granted        Fiscal Year (1)       Exercise Price        Dates
          ----------------     ---------------     --------------------     --------------     -----------
          Joseph Kristul(2)           0                     0%                 n.a.               n.a
          Maria Kristul               0                     0                  n.a.               n.a.
          Elena Logutova              0                     0                  n.a.               n.a.
          Thomas Schott               0                     0                  n.a                n.a
          Walter Pajares              0                     0                  n.a.               n.a.


(1) During the fiscal year ended April 30, 2006, the Company granted a total of -0- options to purchase common stock to its employees, executive officers and directors.

(2) With respect to an extension of the exercise date of an option granted to Mr. Kristul, see footnote (1) to the Summary Compensation Table.

      The following table sets forth certain information concerning exercise of options to purchase shares of Common Stock of the Company made during the last completed fiscal year to the executive officers named in the Summary Compensation Table.

                                   TABLE 10-3
                          EXECUTIVE STOCK OPTION GRANTS
                           (YEAR ENDED APRIL 30, 2006)

                                                                               Number of              Value of
                                                                              Securities             Unexercised
                                                                              Underlying            In-the-Money
                                                                             Unexercised               Options
                                                                                Options                   $

                               Shares Acquired             Value             Exercisable/           Exercisable/
                Name             on Exercise            Realized($)          Unexercisable          Unexercisable
          ----------------   ------------------    --------------------      ----------------    ----------------
          Joseph Kristul              0                     0                    400,000/0             $0/$0
          Maria Kristul               0                     0                    100,000/0             $0/$0.
          Elena Logutova              0                     0                     68,750/0             $0/$0
          Thomas Schott (1)           0                     0                          0                 0
          Walter Pajares              0                     0                     34,166/0             $0/$0



          (1) With respect to the grant of restricted shares to Mr. Schott, the only Long Term Incentive Program grant to a named executive officer in fiscal 2006, see footnote 2 to the Summary Compensation Table.

Section 16(a) Beneficial Ownership Reporting Compliance.

      Each of the Company's outside directors has complied with the filing requirements for the fiscal year ended April 30, 2006. Mr. Schott, the Company's Chief Financial Officer did not file a Form 3 upon his appointment as Chief Financial Officer.

Certain Relationships and Related Transactions

      Joseph and Maria Kristul have each personally guaranteed the Company's two financing facilities. See "Item 1. Business - Funding of Wholesale Mortgage Loans".

      For the years ended April 30, 2006 and 2005, the Company paid Mr. Forrester $0 and $15,539, respectively, for legal services rendered to the Company.

      As of April 30, 2006, Mr. Gaskins was a holder, either directly or beneficially, of the Company's subordinated debt in the aggregate amount of $450,000. This debt carries annual interest of 10% and is scheduled to mature in fiscal 2007.

      During the fiscal year ended April 30, 2005, the Company loaned $15,986 to a new entity, Rush Funding, LLC ("Rush Funding"). One of the Managing Partners of Rush Funding, Eugene Kristul, is the son of the Chief Executive Officer, Joseph Kristul, and the President, Maria Kristul, of the Company. As of April 30, 2006, all amounts due have been repaid.

                            CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the beneficial ownership as of April 30, 2006 of the Common Stock by (a) each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each Director of the Company, (c) each Executive Officer, and (d) Directors and Executive Officers of the Company as a group. Unless otherwise noted, each beneficial owner named below has sole investment and voting power with respect to the Common Stock as beneficially owned by him/her:

                                   TABLE 11-1
                              STOCK OWNERSHIP TABLE

                Name and Address of Beneficial Owner           Number of Shares Owned (1)        Percent Owned (2)
                ------------------------------------           --------------------------        -----------------

                 Kristul Family LLC (3)(4)                             2,242,290                      27.55%
                 401 Taraval Street
                 San Francisco, CA 94116

                 Joseph and Maria Kristul (3)(4)(5)                      629,770                       7.74%
                 401 Taraval Street
                 San Francisco, CA 94116

                 Elena Logutova (6)                                       68,750                       0.84%
                 401 Taraval Street
                 San Francisco, CA 94116

                 Thomas Schott (7)                                        50,000                       0.61%
                 401 Taraval Street
                 San Francisco, CA 94116

                 Walter Pajares (8)                                       36,250                       0.45%
                 401 Taraval Street
                 San Francisco, CA 94116

                 Robert A. Forrester (9)                                 127,500                       1.57%
                 1215 Executive Drive West
                 Suite 102
                 Richardson, TX 75081

                 Alex Rotzang (10)                                        90,000                       1.11%
                 c/o Conna Investments
                 1400,350 - 7th Avenue SW
                 Calgary AB T2P 3N9
                 Canada

                 J. Peter Gaskins (11)                                   115,790                       1.42%
                 8119 Kloshe Ct. South
                 Salem, OR 97306

                 Paul Garrigues (12)                                      30,000                       0.37%
                 2473 SW Murphy Road
                 Palm City, FL 34990

                 Dennis Orsi (13)                                            -                          -

                 All Executive Officers and Directors                  3,340,350                      41.04%
                   as a Group


         (1) Includes all beneficially owned shares, and all options which are exercisable in the 60 days following April 30, 2006 in each and any of the Company's stock option programs. All outstanding options for each of the named individuals have vested.

         (2) Amounts included in the percentage reflect the number of shares each named individual or group has the right to acquire within 60 days following April 30, 2006.

         (3) Amounts included in the percentage reflect the number of shares each named individual or group has the right to acquire the Kristul Family LLC and is jointly with Maria Kristul the beneficiary of a trust that is a member owning 15% of the Kristul Family LLC. In connection with the sale by the Company of 3,000,000 shares of Common Stock of the Company, a sale that as of the record date had not closed, Mr. and Mrs. Kristul entered into a voting agreement whereby the purchaser would vote for the Kristuls to be members of the board of directors and the Kristuls would vote for a nominee of the purchaser. Although the sale has not occurred, the board of directors voted to place the purchaser's nominee, Mr. Orsi, on the board of directors.

         (4) Maria Kristul is a managing member of the Kristul Family LLC and the beneficial owner of 42.5% of the shares held by the Kristul Family LLC and is jointly with Joseph Kristul the beneficiary of a trust that is a member owning 15% of the Kristul Family LLC.

         (5) Included in Joseph Kristul's beneficially owned shares are 252,071 options to purchase Common Stock that have vested. Included in Maria Kristul's beneficially owned shares are 82,079 options to Purchase Common Stock that have vested.

         (6) Included in Ms. Logutova's beneficially owned shares are 9,374 options to purchase Common Stock that have vested.

         (7) Included in Mr. Schott's beneficially owned shares are 50,000 restricted shares.

         (8) Included in Mr. Pajares' beneficially owned shares are 3,541 options to purchase Common Stock that have vested.

         (9) Included in Mr. Forrester's beneficially owned shares are 111,000 options to purchase Common Stock that have vested.

         (10) Included in Mr. Rotzang's beneficially owned shares are 87,500 options to purchase Common Stock that have vested.

         (11) Included in Mr. Gaskins' beneficially owned shares are 38,000 options to purchase Common Stock that have vested.

         (12) Included in Mr. Garrigues' beneficially owned shares are 17,000 options to purchase Common Stock that have vested.

         (13) Subsequent to April 30, 2006, Mr. Orsi joined the board of directors, and pursuant to the Company's stock option plan, he was awarded options to acquire 15,000 shares of Common Stock. Said shares are not included in the above table.

                              STOCKHOLDER PROPOSALS

      Any proposals from stockholders to be presented for consideration for inclusion in the proxy material in connection with the next Annual Meeting of Stockholders of the Company scheduled to be held in October of 2006. As a guide, a stockholder proposal should be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the mailing address set forth hereinafter no later than the close of business on May 16, 2007.

                                  OTHER MATTERS

      The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing, and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In additional to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers, and employees of the Company. Arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

      All information contained in this Proxy Statement relating to the occupation, affiliations, and securities holdings of directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers.

      Your directors and officers desire that all stockholders be represented at the Annual Meeting of Stockholders. In the event you cannot attend in person, please date, sign, and return the enclosed proxy in the enclosed, post-paid envelope at your earliest convenience so that your shares may be voted. The proxy must be signed by all registered holders exactly as the stock is registered.

      The Company will furnish without charge a copy of its Annual Report of Form 10-KSB, including the financial statements and the schedules thereto, for the fiscal year ended April 30, 2005 filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any stockholder upon written request to 401 Taraval Street, San Francisco, CA 94116. A copy of the exhibits to such report will be furnished to any stockholder upon written request therefor and payment of a nominal fee.

         By Order of the Board of Directors.


         Joseph Kristul Chairman of the Board of Directors

         San Francisco, California
         September 13, 2006

                                   APPENDIX A

                             AUDIT COMMITTEE REPORT


                                  Introduction


         The Audit Committee of the Board of Directors (the "Audit Committee") is comprised of J. Peter Gaskins, Paul R. Garrigues and Robert A. Forrester. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, as well as the other matters set forth in the charter attached hereto. Management of the Company is responsible primarily for the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls.

                               Independence Review


         The Board of Directors appointed Messrs. Gaskins and Forrester to the Audit Committee in May 2001 and appointed Mr. Garrigues to the Audit Committee in September 2002. In conjunction with other activities for fiscal year 2006, the Audit Committee reviewed and discussed the Company's audited financial statements with management of the Company. The members of the Audit Committee also discussed with the Company's independent auditors the matters required by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) and considered the compatibility of nonaudit services with the auditor's independence. The Audit Committee received from the Company's independent auditors the written disclosures and the letter required by the Independence Standards Board Standard No. 1, and discussed with the independent certified accountants the independent auditors independence.

         Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2006.

           Submitted by the Audit Committee of the Board of Directors


  J. Peter Gaskins, Chairman
  Robert A. Forrester, Vice Chairman
  Paul R. Garrigues

                                      PROXY

           This Proxy is Solicited on Behalf of the Board of Directors
                      TRANSNATIONAL FINANCIAL NETWORK, INC.
                                 ANNUAL MEETING
                                October 27, 2006

         The undersigned hereby appoints Joseph Kristul and Maria Kristul, and each of them, proxies to represent the undersigned, with full power of substitution at the Annual Meeting of Stockholders of Transnational Financial Corporation, to be held on Friday, October 27, 2005, at 11:00 a.m. at 401 Taraval Street, San Francisco, CA 94116 and at any and all adjournments thereof:

1.       ELECTION OF DIRECTORS

FOR all nominees listed below       /   /

WITHHOLD AUTHORITY to vote for all nominees listed below      /   /

                                                             Joseph Kristul
 INSTRUCTION: To withhold authority for any individual       Maria Kristul
  nominee, strike a line through or otherwise strike the     Robert A. Forrester
  nominee's name in the list at right.                       Alex Rotzang
                                                             J. Peter Gaskins
                                                             Paul R. Garrigues
                                                             Dennis Orsi

2. PROPOSAL TO RATIFY THE SELECTION OF BEDINGER AND COMPANY AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2007.

         FOR /   /             AGAINST /   /                   ABSTAIN   /   /


In their discretion, the Proxies are authorized to vote upon such other matters that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, AND 2

Signatures of Stockholder(s) ___________________________________ Dated
_________________
NOTE: Signature should agree with name on stock certificate. Executors, administrators, trustees and other fiduciaries should so indicate when signing.